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EXHIBIT 21      [ADDITIONAL UPDATE AS APPROPRIATE]

                         NEWTEK BUSINESS SERVICES, INC.

                                  SUBSIDIARIES

Wilshire Alabama Partners, LLC, an Alabama limited liability company Wilshire Advisors, LLC, a New York limited liability company
Wilshire New York Advisers II, LLC, a New York limited liability company Wilshire New York Partners III,LLC, a New York limited liability company The Whitestone Group, LLC, a New York limited liability company
Wilshire Investors, LLC, a Wisconsin limited liability company
Wilshire Georgia Partners, LLC, a Georgia limited liability company Wilshire Louisiana Advisers, LLC, a Louisiana limited liability company Wilshire Louisiana Partners, II, a Louisiana limited liability company Wilshire Louisiana Partners, III, a Louisiana limited liability company Wilshire Partners, LLC, a Florida limited liability company
Newtek Securities, LLC, a New York limited liability company
BJB Holdings, Inc. , a New York corporation
Wilshire Holdings I, a New York corporation
Wilshire Holdings II, a New York corporation
REXX Environmental Corporation, a New York corporation
Whitestone Capital Markets, Inc., a New York corporation
Wilshire Colorado Partners, LLC, a Colorado limited liability company Wilshire Texas Partners, LLC, a Texas limited liability company (in active)

[Partner Company Subsidiaries:]
SBA, Inc., a Delaware corporation
Newtek Small Business Finance, Inc., a New York corporation
Harvest Strategies, LLC, a New York limited liability company
PPM Link, LLC, and New York limited liability company
Universal Processing Services, LLC, a New York limited liability company Universal Processing Services -- Louisiana, LLC, a Louisiana limited liability company
Universal Processing Services - Wisconsin, LLC, a Wisconsin limited liability company
Universal Processing Services - Colorado, LLC, a Colorado limited liability company
Group Management Technologies, LLC, a Florida limited liability company
Group Management Technologies of Louisiana, LLC, a Louisiana limited liability company
Global Small Business Services, LLC, a Florida limited liability company Exponential Business Development Company, Inc., a New York corporation
DC Media Finance, LLC, a New York limited liability company
Advanced Internet Design & Applications, LLC, a New York limited liability company